EXHIBIT 10.40
FIRST AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
          FIRST AMENDMENT, dated as of October 6, 2006 (this “Amendment”), to the Amended and Restated Loan and Security Agreement, dated as of January 24, 2006 (the “Loan Agreement”), among AMERICAN RAILCAR INDUSTRIES, INC., a Delaware corporation, as successor-by-merger to American Railcar Industries, Inc., a Missouri corporation (the “Borrower”), each of the financial institutions identified as a Lender on Schedule 1 thereto (together with each of their respective direct or indirect successors and assigns, and collectively, the “Lenders”), and NORTH FORK BUSINESS CAPITAL CORPORATION, a New York corporation (“NFBC”), as agent for the Lenders (the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
WITNESSETH:
          WHEREAS, the Borrower, the Agent and the Lenders are parties to the Loan Agreement;
          WHEREAS, the parties wish to amend the Loan Agreement (a) to increase the amounts of (i) the revolving credit facility available to the Borrower and (ii) the subfacility for the borrowing of loans for capital expenditures available to the Borrower and (b) to include Citibank, N.A. (“Citibank”) as a Lender under the revolving credit facility (including the subfacility for the borrowing of loans for capital expenditures); and
          WHEREAS, upon the terms and subject to the conditions set forth herein, the parties are willing to add Citibank as a Lender under the revolving credit facility (including the subfacility for the borrowing of loans for capital expenditures), and the Lenders (including Citibank) are willing to make revolving loans and term loans to the Borrower in an aggregate amount not to exceed $100,000,000, of which no more than $30,000,000 may be term loans;
          NOW, THEREFORE, the Borrower, the Lenders and the Agent agree as follows:
          SECTION 1. Amendments to the Loan Agreement. Effective as of the date hereof, the Loan Agreement is amended as follows:
          (a) Section 1.1 is amended as follows:
     (i) The definition of “Eligible Inventory” is amended by inserting “, work in process” immediately before “or finished goods” in the first sentence;
     (ii) Clause (h) of the definition of “Eligible Receivables” is amended and restated as follows:
     “(h) except for Receivables due from (i) American Railcar Leasing, LLC (if it is not an Affiliate of the Borrower at

such time), (ii) any of the Persons specified in Schedule 3 and any of their respective Affiliates and (iii) any other account debtor which the Agent shall approve, in writing, in its sole discretion, which approval shall not be unreasonably withheld, the amount owed by the account debtor under such Receivable and under all other Receivables owed by such account debtor exceeds twenty percent (20%) of all Eligible Receivables, but only to the extent of such excess; or”
     (iii) The definition of “Expiration Date” is amended by deleting “January 23, 2009” and substituting “October 5, 2009” therefor;
     (iv) The definition of “Maximum Amount of the Facility” is amended by deleting “Seventy-Five Million Dollars ($75,000,000)” and substituting “One Hundred Million Dollars ($100,000,000)” therefor; and
     (v) The definition of “Required Lenders” is amended and restated as follows:
     “Required Lenders” means (i) before the Expiration Date, the Lenders holding more than fifty percent of the aggregate Commitments at such time and (ii) on and after the Expiration Date, the Lenders holding more than fifty percent of the aggregate unpaid principal amount of the Loans at such time, provided that, at any time (i.e., whether before, on or after the Expiration Date) that there are at least three Lenders, no single Lender shall constitute the “Required Lenders.”
          (b) Section 2.1(a) is amended by deleting “(not to exceed $40,000,000)”.
          (c) Section 2.2(a) is amended by:
     (i) deleting “$15,000,000” and substituting “$30,000,000” therefor; and
     (ii) inserting “, it being understood that proceeds of the CapEx Loans shall not be used to finance the acquisition by the Borrower of real property or the construction of improvements to any real property” immediately following “(the “CapEx Loans”)”.
          (d) Section 2.2(b) is amended by deleting “five CapEx Loans” and substituting “ten CapEx Loans” therefor.
          (e) Section 2.2(c) is amended by deleting “$15,000,000” and substituting “$30,000,000” therefor.
          (f) The first sentence of Section 2.2(d) is amended and restated as follows:

     “(d) The principal amount of each CapEx Loan shall be payable in equal and consecutive monthly installments each in an amount equal to 1.67% of the amount of such CapEx Loan on the first Business Day of each month commencing on the first Business Day following the earlier of (i) the date of completion of the project to which the Equipment purchased with the proceeds of such CapEx Loan relates and (ii) one year from the date on which such CapEx Loan is made, provided that the entire unpaid principal balance of each CapEx Loan shall be payable in full, with all interest accrued thereon, on the Expiration Date.”
          (g) Section 2.5(a) is amended by deleting “$15,000,000” and substituting “$30,000,000” therefor.
          (h) Section 11.5 is amended by deleting ““Borrowing Base” or modify Section 2.2(a)( ii)” and substituting ““Borrowing Base,” “Eligible Inventory” or “Eligible Receivables” or modify Section 2.2(a)(ii), in each case” therefor.
          (i) The signature page to the Loan Agreement is supplemented with an additional signature block for Citibank in the form of Annex I hereto.
          (j) Schedule 1 to the Loan Agreement is amended and restated in the form of Annex II hereto.
          (k) A new Schedule 3 to the Loan Agreement is added in the form of Annex III hereto.
          (l) Schedule 6.1(g) to the Loan Agreement is amended and restated in the form of Annex IV hereto.
          SECTION 2. Rights and Obligations. Subject to the satisfaction of the conditions precedent set forth in Section 3, from and after the date hereof, (a) the Lenders shall be deemed to include Citibank and (b) Citibank shall be a party to the Loan Agreement, and, to the extent provided in the Loan Agreement, this Amendment and the other Loan Documents, have the rights and obligations of a Lender thereunder.
          SECTION 3. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Agent shall have received (a) payment of the costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Agent in connection with this Amendment, (b) payment of a closing fee for the benefit of the Lenders as provided in the letter agreement specified in clause (c)(v) below and (c) each of the following documents (collectively, the “Amendment Documents”), which documents shall be in form and substance satisfactory to the Agent:
     (i) a counterpart of this Amendment, duly executed by the Borrower and each Lender;

     (ii) a Promissory Note payable to the order of each of the Lenders, substantially in the form of Exhibit A hereto, each in an amount equal to such Lender’s Pro Rata Share of $100,000,000 and duly executed by the Borrower;
     (iii) a CapEx Loan Promissory Note payable to the order of each of the Lenders, substantially in the form of Exhibit B hereto, each in an amount equal to such Lender’s Pro Rata Share of $30,000,000 and duly executed by the Borrower;
     (iv) a copy of the resolutions of the Board of Directors (or similar evidence of authorization) of the Borrower authorizing the execution, delivery and performance of this Amendment and the other Amendment Documents to which the Borrower is a party and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the incumbency, names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other Amendment Documents to which the Borrower is a party;
     (v) a letter agreement as to the payment by the Borrower of certain fees to the Agent for the benefit of the Lenders, duly executed by the Borrower; and
     (vi) such other agreements, instruments, documents and evidence as the Agent deems necessary in its reasonable discretion in connection with the transactions contemplated hereby.
          Notwithstanding the foregoing conditions, this Amendment shall become effective and the conditions set forth above shall be deemed to have been satisfied upon delivery to the Borrower by the Agent of a copy of this Amendment, fully executed by the Agent and the Lenders.
          SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified, authorized to do business and in good standing in each jurisdiction in which it is presently engaged in business except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.
          (b) The execution, delivery and performance by the Borrower of this Amendment and the other Amendment Documents (i) are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, (ii) do not contravene (A) any of the Borrower’s Governing Documents, (B) any Requirement of Law or (C) any contract of the Borrower listed as an exhibit to the Registration Statement or otherwise filed by the Borrower with the Securities and Exchange Commission and (iii) will not result in the imposition of any Lien upon any of its properties except in favor of the Agent.

          (c) No consent, authorization or approval of, or filing with or other act by, any shareholders of the Borrower, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Amendment Document to which the Borrower is a party, the consummation of the transactions contemplated hereby or thereby or the continuing operations of the Borrower following such consummation.
          (d) This Amendment, the other Amendment Documents to which the Borrower is a party and the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
          (e) No judgments, orders, writs or decrees are outstanding against it, nor is there now pending or, to its knowledge, threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment, any of the other Amendment Documents to which the Borrower is a party, the Loan Agreement as amended hereby or the consummation of the transactions contemplated hereby or thereby.
          (f) No Default or Event of Default has occurred and is continuing.
          SECTION 5. Reference to and Effect on the Loan Agreement.
          (a) On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” and words of like import, and each reference in the other Loan Documents to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.
          (b) The Loan Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed by each of the parties hereto.
          (c) Neither the Agent nor the Lenders shall be deemed to have waived any rights or remedies they may have under the Loan Agreement, any other Loan Document or applicable law.
          (d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any right, power or remedy of the Agent or the Lenders under any of the Loan Documents, or constitute a waiver of or an amendment to any provision of any of the Loan Documents.
          SECTION 6. Costs and Expenses. The Borrower agrees to pay, on demand, all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other Amendment Documents (including, without limitation, the reasonable fees and expenses of counsel to the Agent).

          SECTION 7. Counterparts; Telecopied Signatures. This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
          SECTION 8. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their proper and duly authorized officers as of the date first set forth above.

BORROWER AMERICAN RAILCAR INDUSTRIES, INC.
By:	/s/ William P. Benac
William P. Benac
Chief Financial Officer

LENDERS NORTH FORK BUSINESS CAPITAL CORPORATION
By:	/s/ Robert L. Heinz
Robert L. Heinz
Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Jack A. Myers
Jack A. Myers
Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION
By:	/s/ Steve Smith
Steve Smith
Vice President

CITIBANK, N.A.
By:	/s/ Paul Darrigo
Paul Darrigo
Vice President

AGENT NORTH FORK BUSINESS CAPITAL CORPORATION
By:	/s/ Robert L. Heinz
Robert L. Heinz
Senior Vice President